EXHIBIT 3.03

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF DESIGNATION

OF

SERIES A 6% CONVERTIBLE PREFERRED STOCK

OF

eUNIVERSE, INC.

eUniverse, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That in accordance with the authority contained in the Fourth Article of its Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors of the Corporation, at a meeting duly called and convened on November 14, 2003, adopted a resolution setting forth the proposed amendment of the Certificate of Designation of Series A 6% Convertible Preferred Stock of eUniverse, Inc. (the “Series A Certificate of Designation”) of the Series A 6% Convertible Preferred Stock, par value $.10 per share (the “Series A Preferred Stock”), which resolution is as follows:

RESOLVED, that the Series A Certificate of Designation of this Corporation be amended to delete in its entirety Section 12 entitled “Event of Default” from the Series A Certificate of Designation.

SECOND: That at a duly noticed annual meeting of the Corporation’s stockholders held on January 29, 2004, the holders of not less than a majority of the outstanding stock entitled to vote thereon voted in favor of said amendment in accordance with the provisions of the Certificate of Incorporation and the DGCL.

THIRD: That in lieu of a meeting and vote of the holders of the Corporation’s Series A Preferred Stock, the requisite number of holders of Series A Preferred Stock and the holders of the requisite amount of outstanding Series A Preferred Stock, voting as a single class, have given their written consent to said amendment in accordance with the provisions of the Certificate of Incorporation and the DGCL.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the undersigned have signed this Certificate the 13th day of February 2004, and affirm, under penalties of perjury that the Certificate is the act and deed of the Corporation and the facts stated herein are true.

eUNIVERSE, INC.

By:	/s/ CHRISTOPHER S. LIPP
Name:	Christopher S. Lipp
Title:	Senior Vice President and General Counsel